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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            January 31, 2003

                         Shelbourne Properties III, Inc.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

         0-16343                                       04-3502381
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 (Commission File Number)                  (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                        02114
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On January 31, 2003, Tri-Columbus Associates, a partnership in which Shelbourne Properties III, L.P. (the "Operating Partnership") indirectly holds a 79.346% interest, sold its property located in Hilliard, Ohio for a gross purchase price of $4,600,000. The property was sold to Prologis, a an unaffiliated real estate investment trust. After satisfying the loan encumbering the property and other closing costs, net proceeds to Tri-Columbus Associates were approximately $2,050,000, of which approximately $1,626,470 are attributable to the Operating Partnership's interest.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

                  99.1     Press Release dated January 31, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 31st day of January, 2003.

                         Shelbourne Properties III, Inc.


                             By: /s/ Peter Braverman
                                 -------------------
                                 Peter Braverman
                                 Executive Vice President


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                                  EXHIBIT INDEX

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No.               Exhibit                                         Page
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
99.1              Press Release                                   4
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